Consent of Independent Auditors

The Board of Directors of Aetna Insurance Company of America and Contract Owners of Variable Annuity Account I:

We consent to the use of our reports dated March 20, 1997 and February 14, 1997 included herein and the references to our Firm under the captions "Condensed Financial Information" in the Prospectus and "Independent Auditors" in the Statement of Additional Information.


                                  /s/ KPMG Peat Marwick LLP

Hartford, Connecticut
April 16, 1997